Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2024 Results
Increases 2024 revenue and Adjusted EBITDA outlook
Initiated new $500 million share repurchase program upon $280 million share repurchase completion
Appointed Jay Stasz as Chief Financial Officer, effective November 15, 2024

Hampton, NH, November 7, 2024 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its third quarter ended September 30, 2024.
“We delivered solid results in the quarter, including more than 5 percent revenue growth, approximately 3 percent net income growth and approximately 10 percent Adjusted EBITDA growth, and are raising our outlook for certain key financial targets,” said Colleen Keating, Chief Executive Officer. “During the quarter, I had the opportunity to address franchisees, club employees, and our team members at our franchisee conference. This was an important opportunity to reinforce our strategic priorities of redefining our brand, enhancing member experience, refining our product, and accelerating club openings, which we expect will drive our next phase of growth. The enthusiasm the franchisees showed was highly encouraging. We also achieved a significant milestone by raising the price of our Classic Card membership to $15 for new members, marking the first increase in over 25 years, underscoring the tremendous value that we continue to offer our members. I am energized by our purpose of enhancing people’s lives and creating a healthier world and believe it sets us, our franchisees, and our shareholders up for long-term success.”
Third Quarter Fiscal 2024 Highlights
•Total revenue increased from the prior year period by 5.3% to $292.2 million.
•System-wide same club sales (which was historically referred to as “same store sales”) increased 4.3%.
•System-wide sales increased to $1.2 billion from $1.1 billion in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $42.0 million, or $0.50 per diluted share, compared to $39.1 million, or $0.46 per diluted share, in the prior year period.
•Net income increased $1.1 million to $42.4 million, compared to $41.3 million in the prior year period.
•Adjusted net income(1) increased $2.9 million to $54.7 million, or $0.64 per diluted share(1), compared to $51.8 million, or $0.59 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $11.2 million to $123.1 million from $111.9 million in the prior year period.
•21 new Planet Fitness clubs were opened system-wide during the period, which included 12 franchisee-owned and 9 corporate-owned clubs, bringing system-wide total clubs to 2,637 as of September 30, 2024.
•Cash and marketable securities of $530.7 million, which includes cash and cash equivalents of $298.8 million, restricted cash of $67.8 million and marketable securities of $164.2 million as of September 30, 2024.
(1) Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Third Quarter Ended September 30, 2024
For the third quarter of 2024, total revenue increased $14.7 million or 5.3% to $292.2 million from $277.6 million in the prior year period, including system-wide same club sales growth of 4.3%. By segment:
•Franchise segment revenue increased $4.3 million or 4.3% to $102.4 million from $98.2 million in the prior year period. Of the increase, $6.0 million was due to higher royalty revenue, of which $3.2 million was attributable to a franchise same club sales increase of 4.5%, $1.6 million was attributable to new clubs opened since July 1, 2023 and $1.2 million was from higher royalties on annual fees. The increase was partially offset by a $1.5 million decrease in franchise and other fees, a $1.4 million decrease in placement revenue primarily driven by lower equipment placements, and a $0.9 million decrease in revenue associated with the sale of HVAC units to franchisees. Franchise segment revenue also includes $2.0 million of higher National Advertising Fund (“NAF”) revenue;
•Corporate-owned clubs (which was historically referred to as corporate-owned stores) segment revenue increased $14.9 million or 13.1% to $128.1 million from $113.2 million in the prior year period. Of the increase, $9.6 million was attributable to corporate-owned clubs included in the same club sales base, of which $4.6 million was attributable to a same club sales increase of 3.4%, $1.1 million was attributable to higher annual fee revenue and $3.9 million was attributable to other fees. Additionally, $5.3 million was from new clubs opened since July 1, 2023; and

•Equipment segment revenue decreased $4.4 million or 6.7% to $61.7 million from $66.1 million in the prior year period. This decrease was primarily attributable to lower revenue from equipment sales to new franchisee-owned clubs. In the third quarter of 2024, we had equipment sales to 15 new franchisee-owned clubs compared to 22 in the prior year period.
For the third quarter of 2024, net income attributable to Planet Fitness, Inc. was $42.0 million, or $0.50 per diluted share, compared to $39.1 million, or $0.46 per diluted share, in the prior year period. Net income was $42.4 million in the third quarter of 2024 compared to $41.3 million in the prior year period. Adjusted net income increased 5.7% to $54.7 million, or $0.64 per diluted share, from $51.8 million, or $0.59 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized income tax rate of 25.8% and 25.9% for the third quarter of 2024 and 2023, respectively, and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 10.0% to $123.1 million from $111.9 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA increased $5.2 million or 7.7% to $72.8 million. The increase is primarily the result of a $4.3 million increase in franchise segment revenue as described above, $1.6 million of lower selling, general and administrative expense, and $1.4 million of lower cost of revenue primarily from lower cost of HVAC units sold to franchisees, partially offset by $2.1 million of higher NAF expense;
•Corporate-owned clubs segment EBITDA increased $5.8 million or 13.2% to $50.1 million. The increase was primarily attributable to $7.0 million from corporate-owned clubs included in the same club sales base, partially offset by lower EBITDA of $0.6 million from new clubs opened since July 1, 2023 and $0.6 million of higher selling, general and administrative expense.
•Equipment segment EBITDA increased $2.1 million or 12.5% to $18.5 million. The increase was primarily driven by higher margin equipment sales related to an updated equipment mix as a result of the adoption of the new growth model, partially offset by lower equipment sales to new franchisee-owned clubs, as described above.
Share Repurchase Program
On June 12, 2024, we entered into a $280 million accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (the “Bank”). On June 14, 2024, we paid the Bank $280 million in cash and received approximately 3.1 million shares of our Class A common stock, which were retired.
Final settlement of the ASR Agreement occurred on September 16, 2024. At final settlement, the Bank delivered 0.7 million additional shares of the Company’s Class A common stock, which were retired. The final number of shares repurchased was determined based on the volume-weighted average stock price of the Company’s Class A common stock of $76.88 during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement.
On June 13, 2024, the Company’s board of directors approved a share repurchase program of up to $500 million to replace the 2022 share repurchase program, which became effective on September 16, 2024 upon the completion of the ASR Agreement. As of September 30, 2024, there is $500 million remaining under the 2024 share repurchase program.
2024 Outlook
For the year ending December 31, 2024, the Company is reiterating the following expectations:
•New equipment placements of approximately 120 to 130 in franchisee-owned locations
•System-wide new club openings of approximately 140 to 150 locations
The following are the Company’s growth expectations over its 2023 results:
•System-wide same club sales in the 4% to 5% percentage range (previously 3% to 5%)
•Revenue to increase in the 8% to 9% range (previously 4% to 6%)
•Adjusted EBITDA to increase in the 8% to 9% range (previously 7% to 9%)
•Adjusted net income to increase in the 8% to 9% range (previously 4% to 6%)

•Adjusted net income per share, diluted to increase in the 11% to 12% range (previously 7% to 9%), based on adjusted diluted weighted-average shares outstanding of approximately 86.5 million, inclusive of the shares repurchased as part of the ASR Agreement.
The Company continues to expect 2024 net interest expense to be approximately $75.0 million (excluding the write-off of deferred financing costs associated with our debt refinancing transaction). It also expects capital expenditures to increase approximately 20% (previously 25%) driven by additional clubs in our corporate-owned portfolio and depreciation and amortization to increase approximately 10% (previously 11% to 12%).

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2024. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2024, and therefore cannot be made available without unreasonable effort.
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on November 7, 2024 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness clubs in the world by number of members and locations. As of September 30, 2024, Planet Fitness had approximately 19.6 million members and 2,637 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness clubs are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Brittany Fraser, ICR
Brittany.Fraser@icrinc.com
917-658-8750
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2024 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and club growth, ability to deliver future shareholder value, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and, once available, the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2024, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenue:
Franchise	$82,873	$80,587	$254,783	$237,313
National advertising fund revenue	19,542	17,578	59,442	52,378
Franchise segment	102,415	98,165	314,225	289,691
Corporate-owned clubs	128,132	113,245	375,976	332,885
Equipment	61,699	66,141	151,003	163,664
Total revenue	292,246	277,551	841,204	786,240
Operating costs and expenses:
Cost of revenue	45,701	53,751	116,628	132,561
Club operations	71,614	63,120	216,119	188,011
Selling, general and administrative	32,647	33,290	93,453	93,705
National advertising fund expense	19,720	17,618	59,624	52,496
Depreciation and amortization	41,033	37,477	120,230	110,254
Other losses (gains), net	280	(56)	698	7,705
Total operating costs and expenses	210,995	205,200	606,752	584,732
Income from operations	81,251	72,351	234,452	201,508
Other income (expense), net:
Interest income	5,610	4,245	16,687	12,339
Interest expense	(26,603)	(21,704)	(72,569)	(64,771)
Other (expense) income, net	(558)	148	1,132	631
Total other expense, net	(21,551)	(17,311)	(54,750)	(51,801)
Income before income taxes	59,700	55,040	179,702	149,707
Provision for income taxes	16,523	13,474	49,824	38,855
Losses from equity-method investments, net of tax	(782)	(242)	(3,198)	(580)
Net income	42,395	41,324	126,680	110,272
Less: net income attributable to non-controlling interests	386	2,190	1,722	7,299
Net income attributable to Planet Fitness, Inc.	$42,009	$39,134	$124,958	$102,973
Net income per share of Class A common stock:
Basic	$0.50	$0.46	$1.45	$1.22
Diluted	$0.50	$0.46	$1.45	$1.21
Weighted-average shares of Class A common stock outstanding:
Basic	84,570	84,610	86,090	84,558
Diluted	84,728	84,886	86,289	84,870

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$298,783	$275,842
Restricted cash	67,766	46,279
Short-term marketable securities	108,629	74,901
Accounts receivable, net of allowances for uncollectible amounts of $0 and $0 as of September 30, 2024 and December 31, 2023, respectively	48,958	41,890
Inventory	4,858	4,677
Restricted assets - national advertising fund	363	—
Prepaid expenses	14,432	13,842
Other receivables	7,882	11,072
Income tax receivable and prepayments	4,773	3,314
Total current assets	556,444	471,817
Long-term marketable securities	55,535	50,886
Investments, net of allowance for expected credit losses of $18,538 and $17,689 as of September 30, 2024 and December 31, 2023, respectively	75,078	77,507
Property and equipment, net of accumulated depreciation of $347,586 and $322,958, as of September 30, 2024 and December 31, 2023, respectively	421,633	390,405
Right-of-use assets, net	400,246	381,010
Intangible assets, net	334,236	372,507
Goodwill	719,127	717,502
Deferred income taxes	481,456	504,188
Other assets, net	4,426	3,871
Total assets	$3,048,181	$2,969,693
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$22,500	$20,750
Accounts payable	31,844	23,788
Accrued expenses	66,530	66,299
Equipment deposits	10,345	4,506
Deferred revenue, current	67,517	59,591
Payable pursuant to tax benefit arrangements, current	48,553	41,294
Other current liabilities	39,001	35,101
Total current liabilities	286,290	251,329
Long-term debt, net of current maturities	2,152,276	1,962,874
Lease liabilities, net of current portion	408,588	381,589
Deferred revenue, net of current portion	33,578	32,047
Deferred tax liabilities	1,566	1,644
Payable pursuant to tax benefit arrangements, net of current portion	428,858	454,368
Other liabilities	4,139	4,833
Total noncurrent liabilities	3,029,005	2,837,355
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 84,104 and 86,760 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	9	9
Class B common stock, $0.0001 par value, 100,000 shares authorized, 488 and 1,397 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Accumulated other comprehensive (loss) income	220	172
Additional paid in capital	602,948	575,631
Accumulated deficit	(869,309)	(691,461)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(266,132)	(115,649)
Non-controlling interests	(982)	(3,342)
Total stockholders’ deficit	(267,114)	(118,991)
Total liabilities and stockholders’ deficit	$3,048,181	$2,969,693

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$126,680	$110,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120,230	110,254
Amortization of deferred financing costs	3,984	4,114
Loss on extinguishment of debt	2,285	—
Accretion of marketable securities discount	(2,658)	(2,224)
Losses from equity-method investments, net of tax	3,198	580
Dividends accrued on held-to-maturity investment	(1,618)	(1,490)
Credit loss (gain) on held-to-maturity investment	849	(6)
Deferred tax expense	40,077	34,884
Gain on re-measurement of tax benefit arrangement liability	(774)	—
Loss on disposal of property and equipment	400	158
Loss on reacquired franchise rights	—	110
Equity-based compensation expense	5,965	6,326
Other	138	(25)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(7,443)	10,086
Inventory	(201)	(2,270)
Other assets and other current assets	1,735	(1,722)
Restricted assets - national advertising fund	(368)	805
Accounts payable and accrued expenses	8,818	(7,488)
Other liabilities and other current liabilities	(741)	6,855
Income taxes	(1,553)	(104)
Payments pursuant to tax benefit arrangements	(28,786)	(21,780)
Equipment deposits	5,835	5,495
Deferred revenue	9,552	9,428
Leases	9,138	4,662
Net cash provided by operating activities	294,742	266,920
Cash flows from investing activities:
Additions to property and equipment	(112,968)	(84,636)
Acquisition of franchisees, net of cash acquired	—	(26,264)
Proceeds from sale of property and equipment	568	2
Purchases of marketable securities	(116,833)	(155,007)
Maturities of marketable securities	80,922	37,990
Other investments	—	(20,000)
Net cash used in investing activities	(148,311)	(247,915)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	800,000	—
Proceeds from issuance of Class A common stock	17,221	8,575
Principal payments on capital lease obligations	(100)	(152)
Repayment of long-term debt	(603,063)	(15,563)
Payment of deferred financing and other debt-related costs	(12,055)	—
Repurchase and retirement of Class A common stock	(300,205)	(125,030)
Distributions paid to members of Pla-Fit Holdings	(3,345)	(4,216)
Net cash used in financing activities	(101,547)	(136,386)
Effects of exchange rate changes on cash and cash equivalents	(456)	233
Net increase (decrease) in cash, cash equivalents and restricted cash	44,428	(117,148)
Cash, cash equivalents and restricted cash, beginning of period	322,121	472,499
Cash, cash equivalents and restricted cash, end of period	$366,549	$355,351
Supplemental cash flow information:
Cash paid for interest	$53,718	$60,964
Net cash paid for income taxes	$11,248	$4,394
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$18,446	$20,590

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures are useful to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$42,395	$41,324	$126,680	$110,272
Interest income	(5,610)	(4,245)	(16,687)	(12,339)
Interest expense	26,603	21,704	72,569	64,771
Provision for income taxes	16,523	13,474	49,824	38,855
Depreciation and amortization	41,033	37,477	120,230	110,254
EBITDA	120,944	109,734	352,616	311,813
Purchase accounting adjustments-revenue(1)	29	45	91	378
Purchase accounting adjustments-rent(2)	170	173	512	461
Loss on reacquired franchise rights(3)	—	—	—	110
Transaction fees and acquisition-related costs(4)	—	—	—	394
Severance costs(5)	—	—	1,602	1,220
Executive transition costs(6)	1,342	2,502	2,973	2,502
Legal matters(7)	—	—	—	6,250
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investment(8)	292	(101)	849	(6)
Dividend income on held-to-maturity investment(9)	(553)	(511)	(1,618)	(1,490)
Loss (gain) on remeasurement of tax benefit arrangement(10)	575	—	(774)	—
Amortization of basis difference of equity-method investments(11)	240	—	709	—
Other(12)	32	50	(75)	(590)
Adjusted EBITDA	$123,071	$111,892	$356,885	$321,042
(1) Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805—Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. The rent related purchase accounting adjustments are adjustments to rent expense recorded in club operations on our condensed consolidated statements of operations, which reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred, as well as the amortization of favorable and unfavorable lease intangible assets.
(3) Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned clubs. The loss recorded under U.S. GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our condensed consolidated statement of operations.
(4) Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned clubs.
(5) Represents severance related expenses recorded in connection with a reduction in force during the nine months ended September 30, 2024 and the elimination of the President and Chief Operating Officer position during the nine months ended September 30, 2023.
(6) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for and stock based compensation associated with certain equity awards granted to the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(7) Represents costs associated with legal matters in which the Company was a defendant. In 2023, this represents an increase in the legal reserve related to preliminary terms of a settlement agreement (the “Preliminary Settlement Agreement”). The legal reserve liability was subsequently paid in 2023.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(8) Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investment.
(9) Represents dividend income recognized on the Company’s held-to-maturity investment.
(10) Represents a loss (gain) related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(11) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(12) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Segment EBITDA
Franchise segment	$72,758	$67,583	$226,478	$198,418
Corporate-owned clubs segment	50,107	44,264	141,507	126,499
Equipment segment	18,487	16,434	41,822	39,134
Corporate and other(1)	(20,408)	(18,547)	(57,191)	(52,238)
Total Segment EBITDA(2)	$120,944	$109,734	$352,616	$311,813
(1) “Corporate and other” primarily includes corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment.
(2) Total Segment EBITDA is equal to EBITDA, which is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of EBITDA and a reconciliation to net income, the most directly comparable GAAP measure.

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Net income	$42,395	$41,324	$126,680	$110,272
Provision for income taxes	16,523	13,474	49,824	38,855
Purchase accounting adjustments-revenue(1)	29	45	91	378
Purchase accounting adjustments-rent(2)	170	173	512	461
Loss on reacquired franchise rights(3)	—	—	—	110
Transaction fees and acquisition-related costs(4)	—	—	—	394
Severance costs(5)	—	—	1,602	1,220
Executive transition costs(6)	1,342	2,502	2,973	2,502
Legal matters(7)	—	—	—	6,250
Loss (gain) on adjustment of allowance for credit losses on held-to-maturity investment(8)	292	(101)	849	(6)
Dividend income on held-to-maturity investment(9)	(553)	(511)	(1,618)	(1,490)
Loss (gain) on remeasurement of tax benefit arrangement(10)	575	—	(774)	—
Amortization of basis difference of equity-method investments(11)	240	—	709	—
Loss on extinguishment of debt(12)	—	—	2,285	—
Other(13)	32	50	(75)	(590)
Purchase accounting amortization(14)	12,757	12,954	38,272	38,485
Adjusted income before income taxes	73,802	69,910	221,330	196,841
Adjusted income taxes(15)	19,060	18,107	57,161	50,982
Adjusted net income	$54,742	$51,803	$164,169	$145,859
Adjusted net income per share, diluted	$0.64	$0.59	$1.88	$1.64
Adjusted weighted-average shares outstanding, diluted(16)	85,260	88,420	87,101	89,107
(1) Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2) Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805—Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. The rent related purchase accounting adjustments are adjustments to rent expense recorded in club operations on our condensed consolidated statements of operations, which reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred, as well as the amortization of favorable and unfavorable lease intangible assets.
(3) Represents the impact of a non-cash loss recorded in accordance with ASC 805 – Business Combinations related to our acquisition of franchisee-owned clubs. The loss recorded under U.S. GAAP represents the difference between the fair value and the contractual terms of the reacquired franchise rights and is included in other (gains) losses, net on our condensed consolidated statement of operations.
(4) Represents transaction fees and acquisition-related costs incurred in connection with our acquisition of franchisee-owned clubs.
(5) Represents severance related expenses recorded in connection with a reduction in force during the nine months ended September 30, 2024 and the elimination of the President and Chief Operating Officer position during the nine months ended September 30, 2023.
(6) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for and stock based compensation associated with certain equity awards granted to the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(7) Represents costs associated with legal matters in which the Company was a defendant. In 2023, this represents an increase in the legal reserve related to preliminary terms of the Preliminary Settlement Agreement. The legal reserve liability was subsequently paid in 2023.
(8) Represents a loss (gain) on the adjustment of the allowance for credit losses on the Company’s held-to-maturity investment.
(9) Represents dividend income recognized on the Company’s held-to-maturity investment.
(10) Represents a loss (gain) related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(11) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(12) Represents the write-off of deferred financing costs associated with the repayment of the 2018-1 Class A-2-II notes prior to the anticipated repayment date.
(13) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(14) Represents the amount of non-cash amortization expense recorded in each period, in accordance with GAAP, which includes $3.1 million for both the three months ended September 30, 2024 and 2023 and $9.3 million for both the nine months ended September 30, 2024 and 2023 of amortization of intangible assets recorded in connection with the 2012 Acquisition, other than favorable leases. This adjustment also includes $9.7 million and $9.9 million for the three months ended September 30, 2024 and 2023, respectively, and $29.0 million and $29.2 million for the nine months ended September 30, 2024 and 2023, respectively, of amortization of intangible assets created in connection with historical acquisitions of franchisee-owned clubs.
(15) Represents corporate income taxes at an assumed effective tax rate of 25.8% for both the three and nine months ended September 30, 2024 and 25.9% for both the three and nine months ended September 30, 2023 applied to adjusted income before income taxes.
(16) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$42,009	84,728	$0.50	$39,134	84,886	$0.46
Net income attributable to non-controlling interests(2)	386	532		2,190	3,534
Net income	42,395			41,324
Adjustments to arrive at adjusted income before income taxes(3)	31,407			28,586
Adjusted income before income taxes	73,802			69,910
Adjusted income taxes(4)	19,060			18,107
Adjusted net income	$54,742	85,260	$0.64	$51,803	88,420	$0.59

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$124,958	86,289	$1.45	$102,973	84,870	$1.21
Net income attributable to non-controlling interests(2)	1,722	812		7,299	4,237
Net income	126,680			110,272
Adjustments to arrive at adjusted income before income taxes(3)	94,650			86,569
Adjusted income before income taxes	221,330			196,841
Adjusted income taxes(4)	57,161			50,982
Adjusted net income	$164,169	87,101	$1.88	$145,859	89,107	$1.64
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 25.8% for both the three and nine months ended September 30, 2024 and 25.9% for both the three and nine months ended September 30, 2023 applied to adjusted income before income taxes.